Exhibit 99.1

G-III APPAREL GROUP, LTD.

For: G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski
(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. ANNOUNCES THIRD QUARTER

FISCAL 2017 RESULTS

— Updates Financial Guidance for Remainder of Fiscal 2017 —

New York, New York – December 1, 2016 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the third quarter of fiscal 2017 ended October 31, 2016.

For the third quarter ended October 31, 2016, G-III reported that net sales were $883 million as compared to $910 million in the year-ago period. The Company’s net income for the third quarter was $70.6 million, or $1.50 per diluted share, compared to $87.2 million, or $1.87 per diluted share, in the prior year’s comparable period. On an adjusted basis, excluding items resulting in other income equal to $0.02 per share in the quarter ended October 31, 2015, non-GAAP net income per diluted share for the third quarter was $1.50 as compared to $1.85 in the prior year’s third quarter. A reconciliation of GAAP net income per share to non-GAAP net income per share is presented in a table accompanying the condensed financial statements included in this release.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We have systematically, steadily and thoughtfully diversified into a wide range of categories, both organically and through strategic acquisitions. We have achieved tremendous diversification, built a portfolio of incredible brands and cemented a leadership position across the industry. We believe that our premium brands, including those that come with our acquisition today of the Donna Karan business, position us extremely well to drive sales and profit growth well into the future. We see a multi-billion dollar revenue growth opportunity for our Company over time.”

Mr. Goldfarb concluded, “While conditions in our industry have been and remain challenging, we have what it takes across the organization in terms of drive, commitment and talent to carry through on our growth initiatives and deliver excellent value for our shareholders, our customers and our partners.”

1

Outlook

The Company today revised its prior guidance for the full fiscal year ending January 31, 2017. The Company is now forecasting net sales of approximately $2.43 billion and net income between $67 million and $72 million, or a range between $1.41 and $1.51 per diluted share. The full year forecast includes our estimate of net sales of approximately $25 million and operating losses and additional interest expense of approximately $21 million, before taxes, equal to $0.28 per diluted share, associated with the acquisition of Donna Karan International, Inc. The current year’s forecast also includes professional fees of approximately $15 million, before taxes, equal to approximately $0.20 per diluted share, in connection with the acquisition. In addition, our forecast includes the impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller.

On an adjusted basis, excluding the acquisition’s impact on net sales, operating losses, interest expense, fourth quarter professional fees and the number of shares outstanding, our updated forecast is for net sales of $2.41 billion and net income between $87 million and $93 million, or a range between $1.86 and $1.96 per diluted share, compared to our previous guidance of net sales of approximately $2.48 billion and net income between $102 million and $106 million, or a range between $2.16 and $2.26 per diluted share. The previous forecast and the adjusted forecast have both been reduced for professional fees associated with the acquisition of Donna Karan incurred in the second quarter of $3 million, before taxes, equal to approximately $0.04 per diluted share. For the fiscal year ended January 31, 2016, net sales were $2.34 billion and net income was $114.3 million, or $2.46 per diluted share.

Excluding professional fees associated with the acquisition of Donna Karan in fiscal 2017 and other income in fiscal 2016, the Company is forecasting non-GAAP net income per diluted share of between $1.61 and $1.71, for the full 2017 fiscal year compared to $2.44 for the 2016 fiscal year. The non-GAAP forecast includes the estimated operating losses and additional interest expense of approximately $21 million, before taxes, equal to $0.28 per diluted share, and the issuance of additional shares associated with the acquisition of Donna Karan. Excluding the operating losses, additional interest expense, professional fees and issuance of additional shares associated with the Donna Karan acquisition, forecasted non-GAAP net income per diluted share is $1.90 to $2.00. The Company had previously forecast non-GAAP net income of between $2.20 and $2.30 per diluted share, which also excluded any operating losses, additional interest expense, professional fees and issuances of additional shares associated with the acquisition of Donna Karan.

The Company is now projecting adjusted EBITDA for fiscal 2017 of between approximately $163 million and $171 million compared to adjusted EBITDA of $210.1 million in fiscal 2016 and to its previous forecast of adjusted EBITDA of between approximately $199 million and $206 million. The current projection

2

includes estimated operating losses of $14 million from the acquisition, but excludes professional fees associated with the acquisition of Donna Karan.

Non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with U.S. GAAP. Reconciliations of forecasted and actual GAAP net income per share to forecasted and actual non-GAAP net income per share and of GAAP net income to adjusted EBITDA are included in tables accompanying the condensed financial statements in this release.

About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, Andrew Marc, Marc New York, Bass, G.H. Bass, Weejuns, G-III Sports by Carl Banks, Eliza J, Black Rivet and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld, Kenneth Cole, Cole Haan, Guess?, Jones New York, Jessica Simpson, Vince Camuto, Ivanka Trump, Ellen Tracy, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the Donna Karan, Wilsons Leather, Bass, G.H. Bass & Co., Vilebrequin and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s acquisition of Donna Karan International Inc. and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

3

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQGS:GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Net sales	$883,476	$909,865	$1,783,145	$1,816,714
Cost of sales	562,024	572,808	1,140,381	1,156,890
Gross profit	321,452	337,057	642,764	659,824
Selling general and administrative expenses	198,274	191,044	504,547	469,560
Depreciation and amortization	8,033	6,611	22,898	18,213
Operating profit	115,145	139,402	115,319	172,051
Loss in unconsolidated affiliates	(1,437)	–	(820)	–
Other income	–	896	–	896
Interest and financing charges, net	(1,701)	(1,955)	(3,999)	(4,107)
Income before taxes	112,007	138,343	110,500	168,840
Income tax expense	41,443	51,187	38,458	62,471
Net income	$70,564	$87,156	$72,042	$106,369
Net income per common share:
Basic	$1.54	$1.92	$1.58	$2.36
Diluted	$1.50	$1.87	$1.53	$2.29
Weighted average shares outstanding:
Basic	45,918	45,311	45,713	45,117
Diluted	46,902	46,526	46,947	46,392

Selected Balance Sheet Data (in thousands):

	At October 31,
	2016	2015
Cash	$44,996	$54,298
Working Capital	704,506	646,358
Inventory	490,555	510,374
Total Assets	1,423,441	1,416,492
Short-term Revolving Debt	91,334	171,840
Total Stockholders' Equity	969,902	884,996

4

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO
FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Three Months Ended October 31, 2016	Three Months Ended October 31, 2015	Nine Months Ended October 31, 2016	Nine Months Ended October 31, 2015
GAAP diluted net income per common share	$1.50	$1.87	$1.53	$2.29
Excluded from non-GAAP:
Professional fees associated with Donna Karan acquisition, net of taxes	-	-	0.04	-
Other income, net of taxes	-	(0.02)	-	(0.02)
Non-GAAP diluted net income per common share	$1.50	$1.85	$1.57	$2.27

	Forecasted Twelve Months Ending January 31, 2017	Actual Twelve Months Ended January 31, 2016
GAAP diluted net income per common share	$1.41 - $ 1.51	$2.46
Excluded from non-GAAP:
Professional fees associated with Donna Karan acquisition, net of taxes	0.20	-
Other income, net of taxes	-	(0.02)
Non-GAAP diluted net income per common share	$1.61 - $ 1.71	$2.44

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes (i) professional fees incurred in connection with the acquisition of Donna Karan in fiscal 2017 and (ii) other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition expenses and other income that is not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

5

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF PRIOR GUIDANCE TO UPDATED GUIDANCE

(Unaudited)

Forecasted Twelve Months Ending January 31, 2017
	Prior Guidance	Revised guidance excluding DKI acquisition	Revised guidance including DKI acquisition
(In millions except per share amounts)
Net Sales	$2,480	$2,410	$2,430
Operating profit	167 - 175	142 - 150	117 - 125
Net income	102 - 106	87 -93	67 -72

Net income per share diluted share	2.16 - 2.26	1.86 - 1.96	1.41 -1.51
Non-GAAP net income per diluted share	2.20 - 2.30	1.90 – 2.00	1.61 - 1.71
Diluted Shares	47.0	47.0	47.5

The table above illustrates our prior guidance issued with our press release on August 30, 2016, our revised guidance in this release excluding the impact of the acquisition of Donna Karan and our revised guidance in this release including the impact of the acquisition. The revised guidance includes our estimate of net sales of approximately $25 million and operating losses and additional interest expense of approximately $21 million, before taxes, equal to $0.28 per diluted share, associated with the acquisition of Donna Karan. The revised guidance also includes professional fees associated with the acquisition of Donna Karan of approximately $15.0 million, before taxes, equal to approximately $0.20 per diluted share, in connection with the acquisition. In addition, it includes the impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller. Our prior GAAP guidance and our revised guidance excluding the acquisition of Donna Karan for net income and net income per diluted share included $3 million, before taxes, equal to $0.04 per diluted share, of professional fees which were incurred in the second quarter of fiscal 2017 in connection with the acquisition. Our prior guidance above for non-GAAP income per diluted share excluded the professional fees incurred in connection with the acquisition. Management believes that the non-GAAP financial measures included in the table provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

6

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2017	Actual Twelve Months Ended January 31, 2016

Net income	$ 67,000 – $ 72,000	$114,333

Professional fees associated with the Donna Karan acquisition	15,000	-

Other income	-	(1,068)

Depreciation and amortization	31,700	25,392

Interest and financing charges, net	13,300	6,691

Income tax expense	36,000 – 39,000	64,800

Adjusted EBITDA, as defined	$ 163,000 – $ 171,000	$210,148

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes (i) estimated expenses incurred in connection with the acquisition of Donna Karan in fiscal 2017 and (ii) other income in fiscal 2016 which consisted of the reduction of the estimated contingent consideration payable in connection with the acquisition of Vilebrequin. Forecasted net income and adjusted EBITDA include $14 million of estimated operating losses associated with the acquisition of Donna Karan. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

7